Calculation of Filing Fee Tables
S-8
MADRIGAL PHARMACEUTICALS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	300,000	$ 432.30	$ 129,690,000.00	0.0001531	$ 19,855.54
Total Offering Amounts:						$ 129,690,000.00		$ 19,855.54
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 19,855.54
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 ("Registration Statement") shall also cover any additional shares of common stock, $0.0001 par value per share (the "Common Stock") of Madrigal Pharmaceuticals, Inc. (the "Registrant") that become issuable under the Madrigal Pharmaceuticals, Inc. 2025 Inducement Stock Plan, as amended by the Amendment No. 1 thereto (as amended, the "Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transactions. (2) Represents an increase of 300,000 shares of Common Stock available for issuance under the Plan. (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $432.30, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on September 5, 2025 (such date being within five business days of the date that this Registration Statement was filed with the Commission).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A